EXHIBIT 5.1






PLACEMENT AGREEMENT

DATED NOVEMBER 8, 1994



3COM CORPORATION

PLACEMENT AGREEMENT

November 8, 1994


Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
c/o  Morgan Stanley & Co. Incorporated
	    1251 Avenue of the Americas
	    New York, New York 10020

Dear Sirs:

	3Com Corporation, a California corporation (the "Company"), proposes to issue and sell to you, the purchasers named in Schedule I hereto (the "Purchasers"), $100,000,000 aggregate principal amount of its 10.25% Convertible Subordinated Notes Due 2001 (the "Firm Notes") to be issued pursuant to the provisions of an Indenture (the "Indenture") dated as of November 1, 1994 between the Company and The First National Bank of Boston, as Trustee (the "Trustee").

	The Company also proposes to issue and sell to the Purchasers not more than an additional $10,000,000 aggregate principal amount of its 10.25% Convertible Subordinated Notes Due 2001 (the "Additional Notes") if and to the extent that Morgan Stanley & Co. Incorporated, as Manager, shall have determined to exercise, on behalf of the Purchasers, the right to purchase such Additional Notes granted to the Purchasers in Section 3 hereof. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the "Notes." The Notes will be convertible, on the terms and subject to the conditions set forth in the Indenture and the Notes, into Common Stock, no par value, of the Company (the "Common Stock") together with the rights (the "Rights") evidenced by such Common Stock to the extent provided in the Rights Agreement dated as of September 8, 1989, as to be amended pursuant to the Indenture (the "Rights Agreement"), between the Company and The First National Bank of Boston.

	The sale of the Notes to you will be made without registration of the Notes under the Securities Act of 1933, as amended (the
"Securities Act"), in reliance on exemptions therefrom, including without limitation the exemption provided by Section 4(2) of the Securities Act.

	In connection with the sale of the Notes, the Company has prepared a preliminary Offering Memorandum dated November 1, 1994 (the "Preliminary Memorandum") and a final Offering Memorandum dated November 8, 1994 (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein. Each of the Preliminary Memorandum and the Final Memorandum includes or incorporates certain information concerning the Company, the Notes and the Common Stock. The Final Memorandum incorporates by reference each document or report filed by the Company after the date hereof and prior to the termination of the distribution of the Notes with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any references herein to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all documents incorporated therein by reference and any further document or report filed by the Company with the Commission under the Exchange Act subsequent to the date hereof and prior to the termination of the distribution of the Notes. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Commission pursuant to the Exchange Act.

	1.	Representations and Warranties.  The Company represents and
warrants to, and agrees with, the Purchasers that:

		(a)	(i) Each document filed or to be filed pursuant to the
Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Purchasers to confirm sales and on the Closing Date (as defined below), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in clause (ii) of this Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to any Purchaser furnished to the Company in writing by such Purchaser through you expressly for use therein.

		(b)	The Company has been duly incorporated, is validly
existing as a corporation in good standing under the laws of the State of California, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

		(c)	Each "significant subsidiary" of the Company (as
defined in Regulation S-X, Section 210.1-02(v), each a "subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum or as currently being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

		(d)	This Agreement has been duly authorized, executed and
delivered by the Company.

		(e)	The Notes have been duly authorized and, when
executed, authenticated and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement and the Indenture, will (i) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (ii) be entitled to the benefits of the Indenture.

		(f)	(1) The shares of Common Stock issuable upon
conversion of the Notes (the "Shares") have been duly authorized and reserved for issuance and, when issued upon such conversion in accor-dance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive rights or similar rights and
(2) the Rights, if any, issuable upon conversion of the Notes have been duly authorized and, when and if issued upon conversion in accordance with the terms of the Indenture and the Rights Agreement, will have been validly issued.

		(g)	The authorized capital stock of the Company conforms
as to legal matters to the description thereof contained in each Memorandum.

		(h)	The shares of Common Stock of the Company outstanding
have been duly authorized and are validly issued, fully paid and non-assessable.

		(i)	The Indenture has been duly authorized, executed and
delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

		(j)	The execution and delivery by the Company of, and the
performance by the Company of its obligations under, this Agreement, the Indenture and the Notes will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Notes, except such as are specified and have been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Notes by you.

		(k)	There has not occurred any material adverse change, or
any development which could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum.

		(l)	There are no legal or governmental proceedings pending
or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Notes or to consummate the transactions contemplated by the Final Memorandum.

		(m)	Each of the Company and its subsidiaries has all
necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in each Memorandum, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

		(n)	The Company is not an "investment company" or an
entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

		(o)	To the best knowledge of the Company after due
inquiry, each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncom-pliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

		(p)	Based upon the Company's review of the effect of
Environmental Laws on the business, operations and properties of the Company and its subsidiaries, the Company has reasonably concluded that the costs and liabilities, if any, of compliance with such Environmental Laws would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

		(q)	Each of the Company and its subsidiaries owns or
possesses, or can acquire on reasonable terms adequate and sufficient licenses or other rights to use, all patents, patent rights, copyrights, licenses, inventions, trademarks, service marks, trade names, technology and know-how necessary (in any material respect) to conduct its business as now operated and in the manner described in each Memorandum and, except as disclosed in each Memorandum, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (and knows of no infringement of or conflict with) asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse effect upon the Company and its subsidiaries taken as a whole.

		(r)	The Company has not taken and will not take, directly
or indirectly, any action prohibited by Rule 10b-6 under the Exchange
Act in connection with the sale and offering of the Notes.

		(s)	Neither the Company nor any affiliate (as defined in
Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or
(ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

		(t)	None of the Company, its Affiliates or any person
acting on its or their behalf (other than the Purchasers) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes, and the Company and its Affiliates and any person acting on its or their behalf (other than the Purchasers) has complied and will comply with the offering restrictions requirements of Regulation S.

		(u)	It is not necessary in connection with the offer, sale
and delivery of the Notes to the Purchasers under this Agreement or in connection with the initial resale of the Notes by you in the manner contemplated by this Agreement and the Final Memorandum to register the Notes or the Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

		(v)	The Company has complied with all provisions of
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

		(w)	The Notes satisfy the requirements set forth in
Rule 144A(d)(3) under the Securities Act.

	2.	Offering.  You have advised the Company that you will make
an offering of the Notes purchased by you hereunder in accordance with Section 6 hereof on the terms set forth in the Final Memorandum and in the Indenture, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

	3.	Purchase and Delivery.  The Company hereby agrees to sell
to the Purchasers, and each Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Firm Notes set forth in Schedule I hereto opposite their names at a purchase price of 97.5% of the principal amount thereof (the
"purchase price") plus accrued interest, if any, from November 16, 1994 to the date of payment and delivery.

		On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Purchasers the Additional Notes, and the Purchasers shall have a one-time right to purchase, severally and not jointly, up to $10,000,000 aggregate principal amount of Additional Notes at the purchase price plus accrued interest, if any, from November 16, 1994 to the date of payment and delivery. Additional Notes may be purchased as provided in this Section 3 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. If any Additional Notes are to be purchased, each Purchaser agrees, severally and not jointly, to purchase the aggregate principal amount of Additional Notes (subject to such adjustments to eliminate fractional shares as Morgan Stanley & Co. Incorporated shall determine) that bears the same proportion to the total aggregate principal amount of Additional Notes to be purchased as the aggregate principal amount of Firm Notes set forth in Schedule I opposite the name of such Purchaser bears to the total aggregate principal amount of Firm Notes.

		Payment for the Firm Notes shall be made against delivery of the Firm Notes at a closing to be held at the office of Gray Cary
Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, California at
7:00 A.M., local time, on November 16, 1994, or at such other time on the same or such other date, not later than November 23, 1994, as shall be designated in writing by you. The time and date of such payment are herein referred to as the Closing Date. Payment for the Firm Notes shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds.

		Payment for any Additional Notes shall be made against delivery of the Additional Notes at a closing to be held at the office of Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, California at 7:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten (10) business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from Morgan Stanley & Co. Incorporated to the Company of its determination, on behalf of the Purchasers, to purchase an aggregate principal amount, specified in said notice, of Additional Notes, or on such other date, in any event not later than December 23, 1994 as shall be designated in writing by Morgan Stanley & Co. Incorporated. The time and date of such payment are hereinafter referred to as the Option Closing Date. Payment for the Additional Notes shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds. The notice of the determination to exercise the option to purchase Additional Notes and of the Option Closing Date may be given at any time within thirty (30) days after the date of this Agreement.

		Certificates for the Firm Notes and Additional Notes shall be in definitive or global form and registered in such names and in such denominations as you shall request in writing not later than two
(2) full business days prior to the Closing Date or the Option
Closing Date, as the case may be. The certificates evidencing the Firm Notes and Additional Notes shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Notes to the Purchasers duly paid, against payment of the purchase price therefor.

	4.	Conditions to Closing.  The several obligations of the
Purchasers under this Agreement to purchase the Firm Notes is subject to the accuracy of the representations and warranties of the Company made herein, to the performance and observance by the Company of all the covenants and agreements herein contained on its part to be performed and observed and to the following conditions:

		(a)	Subsequent to the date of this Agreement and prior to
the Closing Date,

				(i)	there shall not have occurred any downgrading,
nor shall any notice have been given of any intended or
potential downgrading or of any review for a possible
change that does not indicate the direction of the possible
change, in the rating accorded any of the Company's
securities by any "nationally recognized statistical rating
organization," as such term is defined for purposes of
Rule 436(g)(2) under the Securities Act; and

				(ii)	there shall not have occurred any change, or any
development involving a prospective change, in the
condition, financial or otherwise, or in the earnings,
business or operations, of the Company and its
subsidiaries, taken as a whole, from that set forth in the
Final Memorandum that, in your judgment, is material and
adverse and that makes it, in your judgment, impracticable
to market the Notes on the terms and in the manner
contemplated in the Final Memorandum.

		(b)	You shall have received on the Closing Date a
certificate of the Company, dated the Closing Date and signed by the chief executive officer and chief financial officer of the Company, to the effect set forth in paragraph (a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

		The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

		(c)	You shall have received on the Closing Date an opinion
of Gray Cary Ware & Freidenrich, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A.

		(d)	You shall have received on the Closing Date an opinion
of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel for the Purchasers, dated the Closing Date, to the effect set forth in Exhibit B.

		(e)	You shall have received on the date of this Agreement
a letter dated such date and also on the Closing Date a letter dated the Closing Date, in each case in form and substance satisfactory to you, from Deloitte & Touche, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum.

		Your obligation to purchase Additional Notes hereunder is subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Notes and other matters related to the issuance of the Additional Notes.

	5.	Covenants of the Company.  In further consideration of the
agreements of the Purchasers contained in this Agreement, the Company covenants as follows:

		(a)	To furnish to the Purchasers, without charge, during
the period mentioned in paragraph (c) below, as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as the Purchasers may reasonably request.

		(b)	Before amending or supplementing either Memorandum, to
furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

		(c)	If, during such period after the date hereof and prior
to the date on which all of the Notes shall have been sold by the Purchasers, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when such Final Memorandum is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel to the Purchasers, it is necessary to amend or supplement such Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Purchasers, either amendments or supplements to the Final Memorandum so that the statements in such Final Memorandum as so amended or supplemented will not, in the light of the circumstances when such Final
Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as so amended or supplemented, will comply with applicable law.

		(d)	To endeavor to qualify the Notes and the Shares for
offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as you shall reasonably request.

		(e)	Whether or not any sale of such Notes is consummated,
to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, (iv) the qualification of the Notes and the Shares under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Purchasers in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Purchasers in quantities as they shall request of copies of each Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Notes, (vii) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in any appropriate market system, and (viii) any stamp or value added taxes payable in connection with the sale of the Notes to the Purchasers.

		(f)	Without your prior written consent, the Company will
not offer, sell, contract to sell or otherwise dispose of any shares of its preferred stock or common stock or any securities convertible into or exercisable or exchangeable for its preferred stock or common stock for a period of 90 days after the date of this Agreement, other than (i) the Notes to be sold hereunder, (ii) the Shares issuable upon conversion of the Notes, (iii) securities issued by the Company with a market value not exceeding $50,000,000 as full or partial consideration in connection with the acquisition by the Company of another corporation, (iv) pursuant to the Rights, and (v) options to purchase Common Stock, or shares of Common Stock issued upon exercise of such options, granted under the Company's existing stock option and stock purchase plans; provided, however, that the foregoing shall not preclude the Company from entering into negotiations to issue its securities in connection with the acquisition by the Company of another corporation so long as a binding agreement is not entered into during such 90-day period.

		(g)	Neither the Company nor any Affiliate will sell, offer
for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of such Notes.

		(h)	Not to solicit any offer to buy or offer or sell the
Notes by means of any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

		(i)	While any of the Notes or Shares remain outstanding,
to make available, upon request, to any seller of such securities the information concerning the Company specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

		(j)	To include information substantially in the form set
forth in Exhibit C in each Memorandum.

		(k)	If requested by you, to use its best efforts to permit
the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

		(l)	Neither the Company, its Affiliates nor any person
acting on its or their behalf (other than the Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and its Affiliates and each person acting on its or their behalf (other than the Purchasers) will comply with the offering restrictions of Regulation S.

		(m)	Neither the Company nor any of its Affiliates shall
resell or otherwise transfer or dispose of any Notes that have been acquired by them.

	6.	Offering of Securities; Restrictions on Transfer.

		(a)	Each Purchaser, severally and not jointly, represents
and warrants that such Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each
Purchaser, severally and not jointly, agrees with the Company that
(a) it will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (b) it will solicit offers for the Notes only from, and will offer and sell the Notes only to, persons that it reasonably believes to be (A) in the case of offers or sales inside the United States, (i) QIBs or (ii) other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("institutional accredited investors") that, prior to their purchase of the Notes, deliver to such Purchaser a letter containing the representations and agreements set forth in Annex A to the Memorandum and (B) in the case of offers or sales outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing the Notes are deemed to have represented and agreed as provided in Exhibit C.

		(b)	Each Purchaser, severally and not jointly, represents,
warrants, and agrees with respect to offers and sales outside the United States that:

				(i)	it understands that no action has been or will
be taken in any jurisdiction by such Purchaser that would
permit a public offering of the Notes, or possession or
distribution of either Memorandum or any other offering or
publicity material relating to the Notes, in any country or
jurisdiction where action for that purpose is required;

				(ii)	such Purchaser will comply with all applicable
laws and regulations in each jurisdiction in which it
acquires, offers, sells or delivers Notes or has in its
possession or distributes either Memorandum or any such
other material, in all cases at its own expense;

				(iii)	the Notes have not been and will not be
registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

				(iv)	such Purchaser has offered the Notes and will
offer and sell the Notes (A) as part of their distribution
at any time and (B) otherwise until forty (40) days after
the later of the commencement of the Offering and the
Closing Date, only in accordance with Rule 903 of
Regulation S.  Accordingly, neither such Purchaser, its
Affiliates nor any persons acting on its or their behalf
have engaged or will engage in any directed selling efforts
(within the meaning of Regulation S) with respect to the
Notes, and any such Purchaser, its Affiliates and any such
persons have complied and will comply with the offering
restrictions requirement of Regulation S;

				(v)	such Purchaser has (1) not offered or sold, and
will not offer or sell in the United Kingdom, by means of
any document, any Notes other than to persons whose
ordinary business it is to buy and sell shares or
debentures, whether as a principal or agent, or in
circumstances which do not constitute an offer to the
public within the meaning of the Companies Act 1985,
(2) complied and will comply with all applicable provisions
of the Financial Services Act 1986 with respect to anything
done by it in relation to the Notes in, from or otherwise
involving the United Kingdom, and (3) only issued or passed
on and will only issue and pass on to any persons in the
United Kingdom any document received by it in connection
with the issue of the Notes if that person is of a kind
described in Article 9(3) of the Financial Services Act
1986 (Investment Advertisements) (Exemptions) Order 1988;

				(vi)	such Purchaser understands that the Notes have
not been and will not be registered under the Securities
and Exchange Law of Japan, and represents that it has not
offered or sold, and agrees that it will not offer or sell,
any Notes, directly or indirectly in Japan or to or from
any resident of Japan except (i) pursuant to an exemption
from the registration requirements of the Securities and
Exchange Law of Japan and (ii) in compliance with any other
applicable requirements of Japanese law; and

				(vii)	such Purchaser agrees that, at or prior to
confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

					"The Securities covered hereby have not been
registered under the U.S. Securities Act of 1933 (the
"Securities Act") and may not be offered and sold
within the United States or to, or for the account or
benefit of, U.S. persons (i) as part of their
distribution at any time or (ii) otherwise until forty
(40) days after the later of the commencement of the
offering and the closing date, except in either case
in accordance with Regulation S (or Rule 144A if
available) under the Securities Act.  Terms used above
have the meaning given to them by Regulation S."

Terms used in this Section 6 have the meanings given to them by Regulation S.

	7.	Indemnification and Contribution.

		(a)	The Company agrees to indemnify and hold harmless each
Purchaser, and each person, if any, who controls such Purchaser within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Purchaser, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Purchaser or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser furnished to the Company in writing by such Purchaser expressly for use therein.

		(b)	Each Purchaser agrees, severally and not jointly, to
indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Purchaser, but only with reference to information relating to such Purchaser furnished to the Company in writing by such Purchaser expressly for use in either Memorandum or any amendments or supplements thereto.

		(c)	In case any proceeding (including any governmental
investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the
"indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

		(d)	To the extent the indemnification provided for in
paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Purchasers in respect thereof bear to the aggregate offering price of such Notes. The relative fault of the Company on the one hand and of the Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

		(e)	The Company and the Purchasers agree that it would not
be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

		The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of the Purchasers or any person controlling the Purchasers or by or on behalf of the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Notes.

	8.	Termination.  This Agreement shall be subject to
termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

		If this Agreement shall be terminated by the Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers or such Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Purchasers in connection with this Agreement or the offering contemplated hereunder.

	9.	Miscellaneous.  If, on the Closing Date, or the Option
Closing Date, as the case may be, any one or more of the Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Purchasers shall be obligated severally in the proportions that the principal amount of Firm Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such nondefaulting Purchasers, or in such other proportions as Morgan Stanley & Co. Incorporated may specify, to purchase the Notes which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase on such date; provided, that in no event shall the principal amount of Notes that any Purchaser has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Purchaser. If, on the Closing Date or the Option Closing Date, as the case may be, any Purchaser or Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date and arrangements satisfactory to Morgan Stanley & Co. Incorporated and the Company for the purchase of such Notes are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, or the Option Closing Date, as the case may be, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrange-ments may be effected. Any action taken under this paragraph shall not relieve any defaulting Purchaser from liability in respect of any default of such Purchaser under this Agreement.

		This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

		This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

		The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.



		Please confirm your agreement to the foregoing by having an authorized officer sign in the space provided below for that purpose and returning to us a copy hereof, whereupon this Placement Agreement shall constitute a binding agreement between us.

Very truly yours,

3 COM CORPORATION


By:/s/  Christopher B. Paisley
Name:   Christopher B. Paisley
Title:  Vice President, Finance and
        Chief Financial Officer


Agreed, November 8, 1994

New York, New York


MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.

By: MORGAN STANLEY & CO. INCORPORATED


By:	/s/ Frank P. Quattrone
Name:	  Frank P. Quattrone
Title:  Managing Director


	SCHEDULE I




                                            Principal
                                            Amount of
                                            Firm Notes
                                            to be
Purchasers                                  Purchased

Morgan Stanley & Co. Incorporated	          $ 50,000,000

Goldman, Sachs & Co.	                       $ 50,000,000

         Total	                             $100,000,000
$




EXHIBIT A

Opinion of Counsel for the Company


	The opinion of Gray Cary Ware & Freidenrich, counsel for the Company, to be delivered pursuant to Section 4(c) of the Placement Agreement shall be to the effect that:

		(A)	the Company has been duly incorporated, is validly
existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum (references herein to the Final Memorandum being taken to mean the same, as amended or supplemented), and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

		(B)	each subsidiary (as defined in Section 1(c) of the
Placement Agreement) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and as presently being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

		(C)	the Placement Agreement has been duly authorized,
executed and delivered by the Company;

		(D)	the Notes have been duly authorized and, when executed
and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of the Placement Agreement, will
(x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture;

		(E)	the Shares reserved for issuance upon conversion of
the Notes have been duly authorized and reserved for issuance and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights, and the Rights issuable upon conversion of the Notes have been duly authorized and, when and if issued upon conversion in accordance with the terms of the Indenture and the Rights Agreement, will have been validly issued;

		(F)	the authorized capital stock of the Company conforms
as to legal matters to the description thereof contained in each Memorandum;

		(G)	the shares of Common Stock of the Company outstanding
prior to the reservation for issuance of the Shares of Common
Stock of the Company issuable upon conversion of the Notes have been duly authorized and are fully paid and nonassessable, and not subject to any preemptive or similar rights;

		(H)	the Indenture has been duly authorized, executed and
delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as
(x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability;

		(I)	the execution and delivery by the Company of, and the
performance by the Company of its obligations under, the Placement Agreement, the Indenture and the Notes will not contravene (i) any provision of applicable law, (ii) the articles of incorporation or bylaws of the Company, (iii) to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body or agency or court having jurisdiction over the Company or any subsidiary and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or its subsidiaries of their obligations under the Placement Agreement, the Indenture or the Notes, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the securities;

		(J)	after due inquiry, such counsel does not know of any
legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Placement Agreement, the Indenture, or the Notes or to consummate the transactions contemplated by the Final Memorandum;

		(K)	the Company is not an "investment company" or an
entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

		(L)	the Notes satisfy the eligibility requirements of
Rule 144A(d)(3) under the Securities Act;

		(M)	the statements in the Final Memorandum under the
captions "Description of Notes", "Description of Capital Stock",
"Certain Federal Income Tax Considerations", "Plan of
Distribution" and "Transfer Restrictions" and in "Item 3* Legal
Proceedings" of the Company's most recent annual report on Form 10-K, in "Part II, and Item 1*Legal Proceedings" of any quarterly report on Form 10-Q and in "Item 2*Acquisition or Disposition of Assets" and "Item 5*Other Events" of any current report on Form 8-K included or incorporated by reference in the Final Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

		*(N)	to the best knowledge of such counsel after due
inquiry, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as otherwise described in or contemplated by the Final
Memorandum and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which such counsel believes are not likely, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

		*(O)	To the best knowledge of such counsel, each of the
Company and its subsidiaries owns or possesses, or could obtain on reasonable terms adequate and sufficient licenses or other rights to use, all patents, patent rights, copyrights, licenses, inventions, trademarks, service marks, trade names, technology and know-how necessary (in any material respect) to conduct its business as now operated and in the manner described in each Memorandum and, except as disclosed in each Memorandum, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (and knows of no infringement of or conflict with) asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse effect upon the Company and its subsidiaries taken as a whole;

		(P)	such counsel is of the opinion that each document
incorporated by reference in the Final Memorandum (except for financial statements and schedules and other statistical data included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

		(Q)	such counsel believes that (except for financial
statements and schedules and other statistical data included therein as to which such counsel need not express any belief) the Final Memorandum when issued did not, and as of the date such opinion is delivered does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

		(R) based upon the representations, warranties and agreements of the Company in Sections 1(s), 1(t), 5(g) and 5(h) of the Placement Agreement and of the Purchasers in Section 6 of the Placement Agreement and on the representations and agreements contained in Exhibit C to the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers under the Placement Agreement or in connection with the initial resale of such Notes by the Purchasers in accordance with Section 6 of the Placement
Agreement to register the Notes under the Securities Act of 1933, it being understood that no opinion is expressed as to any subsequent resale of any security.

	With respect to paragraphs (P) and (Q) above, counsel may state that his opinion and belief are based upon his participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification except as specified.


EXHIBIT B

Opinion of Wilson, Sonsini, Goodrich & Rosati


	The opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, to be delivered pursuant to Section 4(d) of the Placement Agreement shall be to the effect that:

		(A)	the Placement Agreement has been duly authorized,
executed and delivered by the Company;

		(B)	the Notes have been duly authorized and, when executed
and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of the Placement Agreement, will
(x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy insolvency or similar laws affecting creditors' rights general and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture;

		(C)	the Shares reserved for issuance upon conversion of
the Notes have been duly authorized and reserved for issuance and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights;

		(D)	the Indenture has been duly authorized, executed and
delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as
(x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be eliminated by equitable principles of general applicability;

		(E)	the statements in the Final Memorandum under the
captions "Description of Notes", "Certain Federal Income Tax
Considerations", "Plan of Distribution" and "Transfer
Restrictions", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

		(F)	such counsel believes that (except for financial
statements and schedules and other statistical data as to which such counsel need not express any belief) the Final Memorandum when issued did not, and as of the date such opinion is delivered does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

		(G)	based upon the representations, warranties and
agreements of the Company in Sections 1(s), 1(t), 5(g) and 5(h) of the Placement Agreement and of the Purchasers in Section 6 of the Placement Agreement and on the representations and agreements contained in Exhibit C to the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Purchasers under the Placement Agreement or in connection with the initial resale of such Notes by the Purchasers in accordance with Section 6 of the Placement
Agreement to register the Notes under the Securities Act of 1933, it being understood that no opinion is expressed as to any subsequent resale of any security.

	With respect to paragraph (F) above, such counsel may state that their belief is based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) other than documents incorporated therein by reference and review and discussion of the contents thereof, including incorporated documents, but are without independent check or verification except as specified.


EXHIBIT C


	Each Preliminary Memorandum and Final Memorandum shall contain language to the following effect:

	"Each purchaser of the Notes will be deemed to:

			(1)	represent that it is purchasing the Notes for its
own account or an account with respect to which it exercises sole investment discretion and that it or such account is a QIB or an institutional accredited investor or a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other professional fiduciary in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust));

			(2)	acknowledge that the Notes and the Shares
issuable upon conversion of the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

			(3)	agree that if it should resell or otherwise
transfer the Notes or the Shares issuable upon conversion of the Notes within three (3) years after the original issuance of the Notes, it will do so only (a) to the Company or any subsidiary thereof, (b) inside the United
States to a QIB in compliance with Rule 144A, (c) inside the United States to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee, as registrar for the Notes (or, in the case of the Shares, the transfer agent for the Shares), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (or the Shares, as the case may be) (the form of which letter can be obtained from the Trustee for the Notes or the transfer agent for the Shares), (d) outside the United States in compliance with Rule 904 under the Securities Act or (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available);

			(4)	agree that it will give each person to whom it
transfers such Notes notice of any restrictions on transfer of such securities.

	Each institutional accredited investor (other than a QIB) that is an original purchaser of the Notes will be required to sign an agreement to the foregoing effect in the form attached hereto as Annex A. In the case of any certificated Notes (or in the case of the Shares, the transfer agent for the Shares), prior to any proposed transfer of the Notes within three (3) years after the original issuance thereof, the holder thereof must check the appropriate box set forth on the certificate representing the Note relating to the manner of such transfer and submit the certificate representing the Note to the Trustee. If (i) such transfer is to an institutional accredited investor or a purchaser who is not a U.S. person in accordance with Rule 904 under the Securities Act or (ii) any holder proposes to transfer Shares issued upon conversion of the Notes, in either case within three (3) years after the original issuance of the Notes, the holder (or beneficial holder, as the case may be) will be required to furnish to the Trustee (or in the case of Shares, the transfer agent for the Shares) such certifications, legal opinions or other information as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

		Each certificate representing the Notes will bear the following legend:

			THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT
BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR
THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH
IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE
HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTI-
TUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE
SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED
INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7)
UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED
INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING
THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION,
(2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE
ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR
OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON
STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO
3COM CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE
UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN
COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED
INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE
FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE, A SIGNED LETTER
CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING
TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED
HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH
TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH
RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE
EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE
SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL
DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED
A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN
CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY
WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH
NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH
ABOVE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT
THIS CERTIFICATE TO THE FIRST NATIONAL BANK OF BOSTON, AS
TRUSTEE.  IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL
ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S.
PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO
THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE,  SUCH
CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT
MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS
BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANS-
ACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT.  THIS LEGEND WILL BE REMOVED AFTER THE
EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE
NOTE EVIDENCED HEREBY.  AS USED HEREIN, THE TERMS "OFFSHORE
TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE
MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES
ACT.

			Each stock certificate representing Common Stock issued upon conversion of the Notes will bear the following legend:

			THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF
1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY,
MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO,
OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET
FORTH IN THE FOLLOWING SENTENCE.  THE HOLDER HEREOF AGREES
THAT UNTIL THE EXPIRATION OF THREE YEARS AFTER THE ORIGINAL
ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE
COMMON STOCK EVIDENCED HEREBY WAS ISSUED, (1) IT WILL NOT
RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED
HEREBY EXCEPT (A) TO 3COM CORPORATION OR ANY SUBSIDIARY
THEREOF, (B) INSIDE THE UNITED STATES TO A "QUALIFIED
INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE
SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) INSIDE
THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR"
(AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE
SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO
THE FIRST NATIONAL BANK OF BOSTON, AS TRANSFER AGENT, A
SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND
AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE
COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN
BE OBTAINED FROM SUCH TRANSFER AGENT), (D) OUTSIDE THE
UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE
SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM
REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT
(IF AVAILABLE), (2) PRIOR TO SUCH TRANSFER, IT WILL FURNISH
TO THE FIRST NATIONAL BANK OF BOSTON, AS TRANSFER AGENT,
SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS
IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS
BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A
TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS
OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH
PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS
TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS
LEGEND.  THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION
OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE UPON
THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY
WAS ISSUED OR UPON THE EARLIER SATISFACTION OF THE FIRST
NATIONAL BANK OF BOSTON, AS TRANSFER AGENT, THAT THE COMMON
STOCK HAS BEEN OR IS BEING OFFERED AND SOLD IN COMPLIANCE
WITH RULE 904 UNDER THE SECURITIES ACT.  AS USED HEREIN,
THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE
MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES
ACT.

			Each Preliminary Memorandum and Final Memorandum shall also contain language to the following effect:

			"Each person receiving this Offering Memorandum acknowledges that (i) such person has been afforded an opportunity to request from the Company and to review all additional information considered by it to be necessary to verify the accuracy of or to supplement the information herein, (ii) it has not relied on the Initial Purchasers or any person affiliated with the Initial Purchasers in connection with its investigation of the accuracy of such information or its investment decision and (iii) no person has been authorized to give any information or to make any representation concerning the Company or the Notes or the Shares of Common Stock offered hereby other than as contained herein and information given by duly authorized officers and employees of the Company in connection with investors' examination of the Company and the terms of the offering, and, if given or made, such other information or representations should not be relied upon as having been authorized by the Company or the Initial Purchasers."



ANNEX A


Form of Letter to be Delivered by Accredited Investors


3Com Corporation
5400 Bayfront Plaza
P.O. Box 58154
Santa Clara, California 95052-8415

Morgan Stanley & Co. Incorporated
Goldman Sachs & Co.
c/o	 Morgan Stanley & Co. Incorporated
	    1251 Avenue of the Americas
	    New York, New York 10020

Dear Sirs:

	We are delivering this letter in connection with an offering of 10.25% Convertible Subordinated Notes Due 2001 (the "Notes"), which are convertible into shares of the Company's Common Stock, no par value (the "Common Stock"), all as described in the Offering
Memorandum (the "Offering Memorandum") relating to the offering.

	We hereby confirm that:

			(i)	we are an "accredited investor" within the meaning of
Rule 501(a)(1), (2) or (3) under the Securities Act of 1933 (the
"Securities Act") or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),
(2) or (3) under the Securities Act (an "Institutional
Accredited Investor");

			(ii)	(A) any purchase of Notes by us will be for our own
account or for the account of one or more other Institutional
Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank", within the meaning of Section 3(a)(2) of the
Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities
Act that is acquiring Notes as fiduciary for the account of one or more institutions for which we exercise sole investment
discretion;

			(iii)	in the event that we purchase any Notes, we will
acquire Notes having a minimum purchase price of not less than $250,000 for our own account or for any separate account for which we are acting;

			(iv)	we have such knowledge and experience in financial and
business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

			(v)	we are not acquiring Notes with a view to distribution
thereof or with any present intention of offering or selling any of Notes or the Common Stock issuable upon conversion thereof, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

			(vi)	we have received a copy of the Offering Memorandum and
acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

	We understand that Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that Notes and the shares of Common Stock issuable upon conversion thereof have not been and will not be registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell or otherwise transfer such Notes or the Common Stock issuable upon conversion thereof, such Notes or Common Stock may be resold or otherwise transferred only (i) to 3Com Corporation, or any subsidiary thereof, (ii) inside the United States to a person who is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (iii) inside the United States to an Institutional Accredited Investor that, prior to such transfer, furnishes to the trustee for such securities a signed letter containing certain representations and agreements relating to the restrictions on transfer of such securities (the form of which letter can be obtained from such trustee), (iv) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable) and
(vi) in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Notes. We further agree to provide any person purchasing any of the Notes or the Common Stock issuable upon conversion thereof from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the registrar and transfer agent for the Notes and the Common Stock will not be required to accept for registration of transfer any Notes or any shares of Common Stock issued upon conversion of the Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Notes and any shares of Common Stock issued upon conversion of the Notes will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

	We acknowledge that the Company, others and you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.


	THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.



(Name of Purchaser)


By
   		Name:
		   Title:


 				Address: